Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

May 13, 2025

Savers Value Village, Inc.

11400 S.E. 6th Street, Suite 125

Bellevue, WA 98004

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Savers Value Village, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) up to 134,659,230 shares (the “Issued Shares”) of the Company’s common stock, par value $0.000001 per share (the “Common Stock”) and (ii) up to 9,205,214 shares of Common Stock that may be issued under the Equity Award Agreements (as defined below) (the “Equity Award Shares”), that, in each case, may be offered by certain stockholders of the Company.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Savers Value Village, Inc. 2019 Management Incentive Plan (the “2019 MIP”) and certain option agreements relating to options to purchase shares of Common Stock granted under the 2019 MIP (“MIP Option Agreements”); and

3. the Savers Value Village, Inc. Omnibus Incentive Compensation Plan (the “OIC Plan” and, together with the 2019 MIP, the “Plans”), and certain option agreements relating to options to purchase shares of Common Stock granted under the OIC Plan (“Omnibus Option Agreements”) and certain restricted stock unit agreements granted under the OIC Plan (“the “RSU Agreements” and together with the MIP Option Agreements and the Omnibus Option Agreements, the “Equity Award Agreements”).

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Issued Shares and the Equity Award Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Issued Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable; and

2. The Equity Award Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the Plans and the Equity Award Agreements, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. The opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Experts” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP